Exhibit 10.26

LICENSE AGREEMENT

This Agreement is made and entered into by and between the University of Iowa Research Foundation (hereinafter “UIRF”) having offices at 214 Technology Innovation Center, Iowa City, Iowa 52242-5000 and Coley Pharmaceutical Group, having a principal place of business at 93 Worcester Road, Suite 101, Wellesley, Massachusetts, 02481 (hereinafter “LICENSEE”).

WHEREAS, under the patent policy of The University of Iowa (“UI”), all inventions and technology arising during the normal course of research and teaching at the UI are assigned and entrusted to the UIRF to obtain patent or other appropriate intellectual property protection and license said technology;

WHEREAS, UIRF, the [*********************************] (hereinafter “[**]”), The [***********] [**********************************] (hereinafter “[*********]”) and the [************************], (hereinafter “[***]”) are the joint owners by assignment (hereinafter “CO-OWNERS”) from their respective inventors of certain PATENT RIGHTS as defined below;

WHEREAS, UIRF is co-owner, with [**], by assignment from [**********************] of his entire right, title and interest in United States Patent No. [***********], issued [***********], titled “[************************************************************************************]”, the associated Divisional Patent, U.S. [*******] (issued [*********]), and the second Divisional Patent, U.S. [*******] (issued [******************]), and the third Divisional Application, filed [*************], (UIRF #[*******]), and is co-owner, along with [**], [*******], and [***] of United States Patent [*******], issued [************] based on U. S. Patent Application Serial No. [**********] and International Patent Application No. [**********************] filed [*******], and the associated European and Canadian Patent Applications, titled “[********************************************************************************************************** ******************************]” (UIRF # [*******]), the inventions described and claimed therein, and any divisions, to the extent the claims are directed to subject matter specifically described therein, patents issuing thereon or reissues thereof; which will be automatically incorporated in and added to the Agreement;

WHEREAS, the development of these inventions was sponsored in part by grants and/or fellowships from the Department of the Army, and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §200-212 and applicable regulations;

WHEREAS, UIRF, [*******] and [***] entered into an Inter-Institutional Agreement dated February 26, 2002 whereby UIRF is appointed as the sole licensing agent and manager of PATENT RIGHTS on behalf of UIRF, [*******] and [***], a copy of which is attached at Appendix B;

WHEREAS, UIRF and [**] entered into an Inter-Institutional Agreement dated September 18, 2001 whereby UIRF is appointed as the sole licensing agent and manager of PATENT RIGHTS on behalf of [**], a copy of which is attached at Appendix C;

WHEREAS, LICENSEE wishes to obtain an exclusive world-wide license in order to practice the above referenced inventions covered by patent rights in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the products made in accordance therewith; also

WHEREAS, UIRF wishes to grant such a license to LICENSEE in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

ARTICLE I — DEFINITIONS

1.1 PATENT RIGHTS shall mean United States Patent No. [**********], issued [**********], titled “[**********************************************]”, the associated Divisional Patent, U.S.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

[*********] (issued [**************]), the second associated Divisional Patent, U.S. [*********] (issued [****************]), and the third Divisional Application, filed [**************] (UIRF #[******]). [************************] is the sole inventor in United States Patent [*******] and the associated divisional filings.

PATENT RIGHTS shall also mean United States Patent [*********], issued [*****************], based on United States Patent Application Serial No. [*********], and International Patent Application No. [***************] filed [*********], and the associated European and Canadian Patent Applications, titled “[********************************************************************************************************** **” (UIRF # [*****]), the inventions described and claimed therein, and any divisions, to the extent the claims are directed to subject matter specifically described therein, patents issuing thereon or reissues thereof; and any and all foreign patents and patent applications corresponding thereto; which will be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix A attached to this Agreement and made part thereof. Inventorship of the U.S. Patent Application [************] is as follows: University of Iowa inventor(s)-[**************]; [**************] inventor(s)- [**************] [*************] and [********************] inventor(s)-[*************************] (assigning to [******************************************];[*********************************************] inventor(s) [****************************] (assigning to the UIRF); [******************************] inventor(s)-[*****************************].

PATENT RIGHTS shall not include European Application No. [*********], filed on [*****************], “[***************************************************************]”, the inventions described and claimed therein, patents issuing thereon or reissues thereof; and any and all foreign patents and patent applications corresponding thereto. [**************] is the sole inventor in European Application No. [**********], which is based on a PCT application corresponding to United States Patent [*********]

1.2 LICENSED PRODUCTS shall mean products claimed in PATENT RIGHTS and any product, the making, selling or using of which would infringe PATENT RIGHTS but for this Agreement or which are made in accordance with or be means of LICENSED PROCESSES.

1.3 LICENSED PROCESSES shall mean the processes claimed in PATENT RIGHTS or some portion thereof.

1.4 MAJOR MARKET shall mean Germany, the United Kingdom or the United States.

1.5 NET SALES shall mean the amount billed or invoiced by LICENSEE, AFFILIATES, or sub-licensees on sales of LICENSED PRODUCTS less: (a) Customary trade, quantity or cash discounts and non-affiliated brokers’ or agents’ commissions actually allowed and taken; (b) Amounts repaid or credited by reason of rejection or return; and/or (c) To the extent separately stated on purchase orders, invoices or other documents of sale, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE.

In the event that a LICENSED PRODUCT under this Agreement is sold in combination with another active ingredient or component having independent therapeutic effect or diagnostic utility, the “NET SALES”, for purposes of determining royalty payments on the combination, shall be calculated using one of the following methods:

(a)	By multiplying the NET SALES of the combination by the fraction A/A+B, where A is the gross selling price, during the royalty paying period in question, of the LICENSED PRODUCT sold separately, and B is the gross selling price, during the royalty period in question, of the other active ingredients or components sold separately; or

(b)	In the event that no such separate sales are made of the LICENSED PRODUCT or any of the active ingredients or components in such combination package during the royalty paying period in question, NET SALES, for the purposes of determining royalty payments, shall be calculated using the above formula where A is the reasonably estimated commercial value of the LICENSED PRODUCT sold separately and B is the reasonably estimated commercial value of the other active ingredients or components sold separately. Any such estimates shall be reported to UIRF with the reports provided to UIRF pursuant to section 4.3 hereof.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.8 AFFILIATES shall mean any company, corporation, or business in which LICENSEE owns or controls at least fifty percent (50%) of the voting stock.

1.9 FIELD shall include all fields

ARTICLE II — GRANT

2.1 UIRF on behalf of itself and CO-OWNERS hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, a worldwide exclusive license in the FIELD under PATENT RIGHTS to make and have made, to use and have used, to sell and have sold the LICENSED PRODUCTS, and to practice LICENSED PROCESSES. Such license shall include the right to grant sublicenses, subject to UIRF’s approval, which approval shall not be unreasonably withheld In order to provide LICENSEE with a period of exclusivity, UIRF agrees it will not grant licenses under PATENT RIGHTS in the FIELD to others except as required by UIRF’s obligations in paragraph 2.3 (a) or as permitted in paragraph 2.3 (b). LICENSEE agrees during the period of exclusivity of this license in the United States that any LICENSED PRODUCT produced for sale in the United States will be manufactured substantially in the United States.

2.2 The term of this agreement and the exclusive license set forth in Paragraph 2.1 shall be from the effective date of this Agreement until the expiration of the last to expire of the LICENSED PATENTS.

2.3 The granting and acceptance of this license is subject to the following conditions:

(a)	The UI Patent Policy approved in 1983, Public Law 96-517, Public Law 98-620 and UIRF’s obligations under agreements with other sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517 or Public Law 98-620 shall be subject to modification as may be required to conform to the provision of that statute.

(b)	UIRF, [**********] and CO-OWNERS shall have the right to make and to use and to grant non-exclusive licenses to make and to use, for research purposes only and not for any commercial purpose the subject matter described and claimed in PATENT RIGHTS.

(c)	LICENSEE shall pay all future costs connected with the commercial development of the LICENSED PRODUCTS, including but not limited to the costs of complying with applicable governmental testing, approvals and regulations.

(d)	LICENSEE shall use reasonable efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practices and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

(e)	UIRF shall have the right to terminate or render this license non-exclusive at any time after three (3) years from the date of license if, in UIRF’s reasonable judgment, LICENSEE:

(i)	has not put the licensed subject matter into commercial use in the country or countries where licensed, directly or through a sublicense, and is not keeping the licensed subject matter reasonably available to the public, or

(ii)	is not demonstrably engaged in a research, development, manufacturing, marketing, or licensing program, as appropriate, directed toward this end.

In making this determination UIRF shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided hereunder by LICENSEE.

(f)

All sublicenses granted by LICENSEE hereunder shall include a requirement that the sublicensee use its best efforts to bring the subject matter of the sublicenses into commercial use as quickly as is reasonably possible and shall bind the sublicensee to meet LICENSEE’s obligations to UIRF and co-owning

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

parties under this Agreement and a copy of this Agreement shall be attached to such sublicense agreements. Royalties charged for sublicenses by LICENSEE shall not be in excess of normal trade practice. Copies of all sublicense agreements shall be provided to UIRF and co-owning parties.

(g)	In accordance with the rights reserved to the Government of the United States of America under the laws set forth in 37 CFR Part 401 et. al., 35 U.S.C. §§200-212 and succeeding statutes, the Government shall have the nonexclusive, nontransferable, irrevocable, royalty-free, paid-up right to practice or have practiced the Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

(h)	In accordance with the rights reserved to the Government under 35 U.S.C. §203 and succeeding statutes, the Government shall retain the right to require University or its LICENSEE(s) to grant a sublicense to a responsible applicant on terms that are reasonable under the circumstances. The Government may exercise its rights retained herein only in exceptional circumstances and only if the Government determines that (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by UIRF; (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by UIRF, or (iii) UIRF has failed to comply with any agreement containing provisions described in 35 U.S.C. 204 or 15 U.S.C. 3710a(c)(4)(B), whichever is appropriate.

2.4 UIRF on behalf of itself and CO-OWNERS, hereby grants to LICENSEE the right to extend the licenses granted or to be granted in paragraphs 2.1 and 2.3 to an AFFILIATE subject to the terms and conditions hereof.

2.5 All rights reserved to the United States Government and others under Public Law 96-517 and 98- 620 shall remain and shall in no way be affected by this Agreement.

ARTICLE III — ROYALTIES, PAYMENTS

3.1 LICENSEE shall pay to UIRF a non-refundable license fee in the sum of $[******] execution of this Agreement. UIRF shall distribute said fee according to its Inter-Institutional Agreement with CO-OWNERS.

3.2 LICENSEE shall pay UIRF within thirty (30) days after the end of each calendar quarter, during the term of the license of paragraph 2.1, the following royalties, based on the NET SALES of all LICENSED PRODUCTS sold by LICENSEE and its AFFILIATES.

(a)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its AFFILIATES, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to QIAGEN and its AFFILIATES for anything other than licenses under issued patents, is less than or equal to [***]%;

(b)	[****]% royalties on Net Sales of Licensed Products sold by Licensee and its AFFILIATES, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to QIAGEN and its AFFILIATES for anything other than licenses under issued patents, is greater than [***]%, but less than or equal to [***]%;

(c)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its AFFILIATES, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to QIAGEN and its AFFILIATES for anything other than licenses under issued patents, is greater than [***]% but less than or equal to [****]%;

(d)	[*]% royalties on Net Sales of Licensed Products sold by Licensee and its AFFILIATES, if total royalties being paid on the LICENSED PRODUCT to all parties, other than by LICENSEE to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

QIAGEN and its Affiliates for anything other than licenses under issued patents, is greater than [****]%;

(e)	[***]% royalties on Net Sales of Licensed Products sold by Licensee and its AFFILIATES in the animal field.

3.3 In the case of sublicense, options to sublicense, and similar agreements to exploit PATENT RIGHTS, LICENSEE shall also pay to UIRF [********] percent ([**]%) of any royalty or non-royalty SUBLICENSE REVENUES. SUBLICENSEE shall mean any third party that is not an AFFILIATE of LICENSEE to whom LICENSEE, or an AFFILIATE of LICENSEE, grants a sublicense or an option to sublicense under the PATENT RIGHTS pursuant to Section 2.1 hereof to make and have made, to use and have used, to import and have imported, to offer for sale and have offered for sale, and/or to sell and have sold the LICENSED PRODUCTS, and/or to practice the LICENSED PROCESSES. SUBLICENSE REVENUES shall mean all revenues received by LICENSEE or an AFFILIATE from a SUBLICENSEE pursuant to a sublicense under the PATENT RIGHTS, an option for a sublicense under the PATENT RIGHTS, or a similar agreement providing for the exploitation of the PATENT RIGHTS, in each case granted pursuant to Section 2.1 hereof, including license issue fees, license maintenance fees, milestone fees and royalties, but excluding equity investments in LICENSEE, any funds received by LICENSEE for the conduct of research and development, payments received for manufacturing, and the reimbursement of costs and expenses.

3.4 If this license is converted to a non-exclusive one and if other non-exclusive licenses are granted, the above royalties shall not exceed the royalty being paid by other licensees during the term of the non-exclusive license.

3.5 Royalties shall not apply to sales among LICENSEE, its AFFILIATES and their respective sublicensees for resale. On sales between LICENSEE and its AFFILIATES for resale, the royalty shall be paid on the resale.

3.6 A payment of [**********************] dollars ($[*******]) for each of the first four (4) Licensed Products to successfully complete Phase I FDA, or equivalent European governmental body, trials. Such payment shall accrue for each Licensed Product upon approval by FDA for the product to proceed to Phase II FDA trials and shall be payable within thirty (30) days of accrual. This payment would accrue and be payable regardless of the date of execution of this Agreement. If such milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount(s) immediately to UIRF upon execution of this Agreement.

3.7 A payment of [**********************] dollars ($[*******]) for each of the first four (4) Licensed Products to receive FDA, or equivalent European governmental body, approval for marketing. Such a payment for each Licensed Product shall accrue upon receipt of FDA approval for the product and shall be payable within thirty (30) days of accrual. This payment would accrue and be payable regardless of the date of execution of this Agreement. If such milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount(s) immediately to UIRF upon execution of this Agreement.

3.8 A payment of [**************] dollars ($[******]) for each of the Licensed Products that do not require FDA approval upon execution of the first corporate partnership agreement for product marketing. Such payment shall accrue for each Licensed Product upon execution of said marketing agreement. This payment would accrue and be payable regardless of the date of execution of this Agreement. If such milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount(s) immediately to UIRF upon execution of this Agreement.

3.9 A single payment of [*******************] dollars ($[*******]) upon the first commercial sale in the first Major Market for a Licensed Product for human use that does not require FDA approval. Only one such payment shall be due and the payment shall be due only for the first commercial sale. Such payment shall accrue for each Licensed Product upon first booked sale for the Licensed Product. This payment

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

would accrue and be payable regardless of the date of execution of this Agreement. If such milestone event has occurred and associated payment has accrued prior to the execution of this Agreement, Licensee shall pay such amount(s) immediately to UIRF upon execution of this Agreement.

3.10 UIRF shall have the right to terminate this license in the event that LICENSEE does not pay to UIRF at least [*************] dollars ($[******]) yearly, commencing in the 5th Agreement year. These payments shall be fully creditable against future royalties and milestone payments.

ARTICLE IV — REPORTING

4.1 Prior to signing this Agreement, LICENSEE has provided to UIRF a written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement.

4.2 LICENSEE shall provide written annual reports within sixty (60) days after June 30 of each calendar year which shall include but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve (12) months as well as plans for the coming year. If progress differs from that anticipated in the plan provided under 4.1, LICENSEE shall explain the reasons for the difference and propose a modified plan for UIRF and co-owning parties review and approval. LICENSEE shall also provide any reasonable additional data UIRF requires to evaluate LICENSEE’s performance.

4.3 LICENSEE shall report to UIRF the date of first sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within thirty (30) days of occurrence.

4.4(a) LICENSEE agrees to submit to UIRF within thirty (30) days after the calendar quarters ending March 31, June 30, September 30, and December 31, reports setting forth for the preceding three (3) month period at least the following information:

i)	the number of the LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country

ii)	total billings for such LICENSED PRODUCTS;

iii)	an accounting of all LICENSED PROCESSES used or sold;

iv)	deductions applicable to determine the NET SALES thereof;

v)	the amount of royalty due thereon;

and with each such royalty report to pay the amount of royalty due. Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties as specified herein. If no royalties are due to UIRF for any reporting period, the written report shall so state. If royalties for any calendar year do not equal or exceed the minimum royalties established in paragraph 3.3, LICENSEE shall include the balance of the minimum royalty with the payment for half year ending December 31.

(b)	All payments due hereunder shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of each royalty period. Such payments shall be without deduction of exchange, collection or other charges.

(c)	All such reports shall be maintained in confidence by UIRF and co-owning parties, except as required by law, including Public Law 96-517 and 98-620.

(d)	Late payments shall be subject to an interest charge of [****************] percent ([*****]%) per month.

4.5 UIRF shall not disclose the contents of the business plan or any report provided by LICENSEE hereunder to any third party without the prior written consent of LICENSEE, which consent shall not be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

unreasonably withheld, except to the extent that disclosure of any such information shall be required by government agencies.

ARTICLE V — RECORD KEEPING

5.1 LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep, accurate and correct records of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to UIRF. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of UIRF by UIRF’s Internal Audit Department or by a Certified Public Accountant selected by UIRF and approved by LICENSEE for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to UIRF any information other than information relating to accuracy of reports and payments made under this Agreement. In the event that any such inspection shows an underreporting and underpayment in excess of [****] percent ([*]%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to UIRF had the LICENSEE reported correctly, plus interest.

ARTICLE VI — FILING, PROSECUTION AND MAINTENANCE OF PATENTS

6.1 LICENSEE shall reimburse UIRF for all reasonable expenses UIRF and CO-OWNERS have incurred through May 14, 2003, for the preparation, filing, prosecution and maintenance of PATENT RIGHTS in the amount of $[**********]; payable within 30 days following execution of this Agreement and shall reimburse UIRF and CO-OWNERS for all such future expenses within thirty (30) days after receipt of invoices from UIRF. Late payment of these invoices shall be subject to interest charges of [*****************] percent ([*****]%) per month. UIRF shall take responsibility for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. UIRF shall promptly inform LICENSEE regarding all matters directly pertaining to prosecution of LICENSED PATENTS, and shall seek LICENSEE’s counsel concerning all proposed course of action affecting the LICENSED PATENTS, including but not limited to the geographic scope of patent protection that LICENSEE wishes to obtain, and all proposed course of action in any interference proceedings.

6.2 UIRF and CO-OWNERS and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of UIRF and CO-OWNERS to execute such papers and instruments as to enable UIRF to apply for, to prosecute and to maintain patent applications and patents in UIRF and CO-OWNERS name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

6.3 If LICENSEE elects to no longer pay the expenses of a patent application or patent included with PATENT RIGHTS, LICENSEE shall notify UIRF not less than sixty (60) days prior to such action and shall thereby surrender its rights under such patent or patent application.

ARTICLE VII — MARKING

7.1 If a LICENSED PATENT has been or is subsequently issued to UIRF and/or [************], covering any feature or features of the LICENSED PRODUCTS, LICENSEE agrees to mark each and every package or container in which the LICENSED PRODUCTS are used or sold by or for LICENSEE with marking complying with the provisions of Title 35, U.S. Code, Section 287, if required, or any future equivalent provisions of the United States relating to the marking of patented devices, or with marking complying with the law of the country where the LICENSED PRODUCTS are shipped, used or sold.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE VIII — INFRINGEMENT

8.1 With respect to any PATENT RIGHTS under which LICENSEE is exclusively licensed pursuant to this Agreement, LICENSEE or its sublicensee shall have the right to prosecute in its own name and at its own expense any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. UIRF and CO-OWNERS agrees to notify LICENSEE promptly of each infringement of such patents of which UIRF and CO-OWNERS is, or becomes aware. Before LICENSEE or its sublicensees commences an action with respect to any infringement of such patents LICENSEE shall give careful consideration to the views of UIRF and CO-OWNERS and to potential effects on the public interest in making its decision whether or not to sue and in the case of a LICENSEE sublicense, shall report such views to the sublicensee.

8.2 If LICENSEE elects to sue for patent infringement, UIRF agrees to be named as a nominal third party plaintiff if necessary to the commencement of any such action, and further agrees to provide any information available to UIRF and needed by LICENSEE in prosecuting such action. LICENSEE shall reimburse UIRF for any costs it incurs as part of an action brought by LICENSEE or its sublicensee, irrespective of whether UIRF shall become a co-plaintiff.

8.3 If LICENSEE or its sublicensee elects to commence an action as described above, LICENSEE may reduce, by up to [*****]percent ([**]%), the royalty due to UIRF earned under the patent subject to suit by [*****]percent ([**]%) of the amount of the expenses and costs of such action, including attorney fees. In the event that such [*****]percent ([**]%) of such expenses and costs exceed the amount of royalties withheld by LICENSEE for any calendar year, LICENSEE may to that extent reduce the royalties due to UIRF from LICENSEE in succeeding calendar years, but never by more than [*****] percent ([**]%) of the royalty due in any one year.

8.4 No settlement, consent judgement or other voluntary final disposition of the suit may be entered into without the consent of UIRF and CO-OWNERS, which consent shall not be unreasonably withheld.

8.5 Recoveries or reimbursements from such action shall first be applied to reimburse LICENSEE and UIRF, and CO-OWNERS for litigation costs not paid from royalties and then to reimburse UIRF for royalties withheld. Any remaining recoveries or reimbursements shall be divided [**]% to LICENSEE and [**]% to UIRF, which will share its [**]% share with CO-OWNERS, as described in the inter-Institutional Agreements.

8.6 In the event that LICENSEE and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of the PATENT RIGHTS pursuant to the above paragraphs, UIRF or CO-OWNERS may do so at their own expense, controlling such action and retaining all recoveries therefrom.

8.7 If a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS shall be brought against LICENSEE, or UIRF, or CO-OWNERS, then UIRF or CO-OWNERS, at their sole option, shall have the right to intervene and take over the sole defense of the action at its own expense.

8.8 UIRF and CO-OWNERS shall have no obligation to defend any action for infringement brought against LICENSEE by a third party. In the event LICENSEE is sued by a third party, and as a result of the settlement of such suit is required to pay a royally to a third party on a LICENSED PRODUCT, the amount of royalty paid will be deducted from the royalty payment due to the UIRF for that LICENSED PRODUCT. In the event the settlement prevents the LICENSEE from continuing sales of a LICENSED PRODUCT, no additional royalties and/or minimum royalties will apply for that LICENSED PRODUCT.

ARTICLE IX — TERMINATION OF AGREEMENT

9.1 Upon any termination of this Agreement, and except as provided herein to the contrary, all rights and obligations of the UIRF and CO-OWNERS hereunder shall cease, except as follows:

(a)	UIRF’s and CO-OWNERS’ right to receive or recover and LICENSEE’s obligation to pay royalties accrued or accruable for payment at the time of any termination;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)	LICENSEE’s obligation to maintain records and UIRF’s right to conduct a final audit as provided in Article V of this Agreement; and

(c)	Any cause of action or claim of UIRF, accrued or to accrue because of any breach or default by LICENSEE.

9.2 In the event LICENSEE fails to make payments due hereunder, UIRF shall have the right to terminate this Agreement upon forty-five (45) days written notice, unless LICENSEE makes such payments plus interest within the forty-five (45) day notice period. If payments are not so made, UIRF may immediately terminate this Agreement.

9.3 In the event that LICENSEE shall be in default in the performance of any obligations under this Agreement (other than as provided in 9.2 above which shall take precedence over any other default), and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, UIRF may terminate this Agreement immediately by written notice.

9.4 This Agreement will automatically terminate if LICENSEE becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy or seeking reorganization, has a receiver appointed, or institutes any proceedings for liquidation or winding-up. Upon any termination as defined herein, LICENSEE shall cease all use of the PATENT RIGHTS and PATENT RIGHTS shall be automatically returned to UIRF and CO-OWNERS.

9.5 In the event that UIRF waives, amends, or modifies any provision of this license that would adversely effect the rights of a sublicensee under a sublicense agreement with LICENSEE, UIRF will enter into good faith negotiations with sublicensee to enter an agreement directly with sublicensee that restores to sublicensee any rights no longer available under the sublicense.

9.6 LICENSEE shall have the right to terminate this Agreement by giving ninety (90) days advance written notice to UIRF to that effect. Upon termination, a final report shall be submitted and any royalty payments and unreimbursed patent expenses due to UIRF become immediately payable.

9.7 LICENSEE shall have the right during a period of six (6) months following the effective date of such termination to sell or otherwise dispose of the LICENSED PRODUCT existing at the time of such termination, and shall make a final report and payment of all royalties related thereto within sixty (60) days following the end of such period or the date of the final disposition of such inventory, whichever first occurs.

9.8 Termination of this agreement to a LICENSED PRODUCT shall not alter the rights and obligations of the parties to the remaining LICENSED PRODUCTS.

ARTICLE X — ASSIGNMENT

10.1 The rights and licenses granted by UIRF in this agreement are specific and may not be assigned or otherwise transferred to any party other than to the business interest of LICENSEE or its AFFILIATES relating to the PATENT RIGHTS, without the prior written approval of UIRF. Any attempted assignment or transfer without such approval shall be void and shall automatically terminate all rights of LICENSEE under this Agreement.

10.2 LICENSEE agrees that it will not sell, assign or transfer, or agree to any sale, assignment or transfer of the rights granted in this License Agreement, without prior written consent of UIRF, which consent will not be unreasonably withheld.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE XI — REPRESENTATIONS AND WARRANTIES: LIMITATIONS

11.1 Nothing in this agreement shall be construed as:

(a)	A warranty or representation by UIRF or CO-OWNERS as to the validity or scope of any LICENSED PATENT; or

(b)	A warranty or representation that anything made, used or sold under the license granted in this agreement is or will be free from infringement of patents owned by third parties; or

(c)	Conferring a right to use in advertising, publicity or otherwise the name of the UI or UIRF, or any of the CO-OWNERS, or the inventors, unless UIRF has specifically approved the same in writing.

11.2 UIRF represents that, to the best of its knowledge, anything made, used or sold under this agreement will be free from infringement of patents of third parties.

11.3 UIRF AND CO-OWNERS EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS, BIOLOGICAL MATERIAL, OR INFORMATION SUPPLIED BY UIRF, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT. UIRF, [***********] and CO-OWNERS assumes no responsibilities whatever with respect to design, development, manufacture, use, sale or other disposition by LICENSEE or AFFILIATES of LICENSED PRODUCTS or LICENSED PROCESSES. The entire risk as to the design, development, manufacture, offering for sale, sale, or other disposition and performance of LICENSED PRODUCTS and LICENSED PROCESSES is assumed by LICENSEE and AFFILIATES.

ARTICLE XII — GENERAL

12.1

(a)	LICENSEE and AFFILIATES shall indemnify, defend and hold harmless UIRF, University of Iowa, CO-OWNERS, affiliates, and their current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (the “Indemnities”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnities or any one of them in connection with any claims, suits, actions, demands or judgements arising out any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

(b)	LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to UIRF to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

(c)	Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense procure and maintain comprehensive general liability insurance in amounts not less than $[***********] per incident and $[***********] annual aggregate and naming the Indemnities as additional insureds. During clinical trials of any such product, process or service LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in such equal or lesser amounts as UIRF shall require, naming the Indemnities as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE’s indemnification under this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $[*******] annual aggregate) such self-insurance program must be acceptable to UIRF. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d)	LICENSEE shall provide UIRF with written evidence of such insurance upon request of UIRF. LICENSEE shall provide UIRF with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, UIRF shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(e)	LICENSEE shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e)(i) above which in no event shall be less than fifteen (15) years.

12.2 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflicts amicably between themselves. Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve may be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. In the event a dispute is arbitrated, the demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statutes of limitation. Such arbitration shall be held in Chicago, Illinois. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

12.3 Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

12.4 No waiver by a Party of any breach of this Agreement, no matter how long continuing or how often repeated, shall be deemed a waiver of any subsequent breach thereof, nor shall any delay or omission on the part of a Party to exercise any right, power or privilege hereunder be deemed a waiver of such right, power or privilege.

12.5 The relationship between the parties is that of independent contractor and contractee. LICENSEE shall not be deemed to be an agent of UIRF or CO-OWNERS in connection with the exercise of any rights hereunder, and shall not have any right or authority to assume or create any obligation or responsibility on behalf of UIRF or CO-OWNERS.

12.6 No party hereto shall be deemed to be in default of any provision of this Agreement, or for any failure in performance, resulting from acts or events beyond the reasonable control of such Party, such acts of God, acts of civil or military authority, civil disturbance, war, strikes, fires, power failures, natural catastrophes or other “force majeur” events.

12.7 LICENSEE, upon request, shall certify that it is in good standing to do business with the federal government regarding debarment, suspension, proposed debarment or other matters rendering it ineligible.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE XIII — NOTICES; APPLICABLE LAW

13.1 Any notice, report or payment provided for in this Agreement shall be deemed sufficiently given if in writing and when sent by express courier, certified or registered mail addressed to the party for whom intended at the address set forth below, or to such address as either party may hereafter designate in writing to the other:

(a) For the UIRF:	University of Iowa Research Foundation, Attn: Executive Director 214 Technology Innovation Center, Iowa City, Iowa 52242-5000

(b) For the LICENSEE:	Coley Pharmaceutical Group 93 Worcester Road Suite 101 Wellesley, Massachusetts, 02481

13.2 This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Iowa.

13.3 LICENSEE agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold UIRF harmless in the event of any legal action of any nature occasioned by such violation.

ARTICLE XIV — INTEGRATION

14.1 This Agreement constitutes the final and entire agreement between the parties, and supersedes all prior written agreements and any prior or contemporaneous oral understanding regarding the subject matter hereof. Any representation, promise or condition in connection with such subject matter which is not incorporated in this agreement shall not be binding on either party. No modification, renewal, extension or termination of this agreement or any of its provisions shall be binding upon the party against whom enforcement of such modification, renewal, extension or termination is sought, unless made in writing and signed on behalf of such party by a duly authorized officer.

IN WITNESS WHEREOF, each of the parties have caused this agreement to be executed by its duly authorized representative. The effective date of this Agreement is June 25, 2003.

Signed this day of , 2003			Signed this 25th day of June, 2003

LICENSOR The University of Iowa Research Foundation			LICENSEE Coley Pharmaceutical Group

By:	/s/ W. Bruce Wheaton	6/9/03	By:	/s/ Robert Bratzler
Name:	W. Bruce Wheaton		Name:	Robert Bratzler
Title:	Executive Director		Title:	President

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Appendix A

The following comprise PATENT RIGHTS:

United States Patent [*********] issued [*****************], based on U.S. Serial No. [**********] and International Patent Application No. [***************] filed [*********], and the associated European and Canadian Patent Applications, titled “[***************************************************************************************************]”, (UIRF # [*****]) the inventions described and claimed therein. Inventorship is as follows: University of Iowa inventor(s)-[*********************]; [***********************] inventor(s)-[*********************] and [***********]; [***********************] inventor(s)- [****************]; [***********************] inventor(s)-[***************]; [***************************] inventor(s)-[****************].

United States Patent No. [*********], issued [***************], titled “[******************************************************]”, the associated Divisional Patent, U.S. [*********] (issued [*************], the second associated Divisional Patent, U.S. [*********] (issued [*****************]) and the third Divisional Application, filed [***************], (UIRF #[*****]), [*******************], sole inventor.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.